EXECUTION COPY

AMENDMENT NO. 2 TO
REVOLVING CREDIT AGREEMENT

THIS AMENDMENT NO. 2 TO REVOLVING CREDIT AGREEMENT is dated as of June 1, 2007, 2007 (this “Amendment”) and is by and among TRANSOCEAN INC. (the “Borrower”), a Cayman Islands company, the lenders from time to time parties to the Credit Agreement referred to below (each a “Lender” and collectively, the “Lenders”), CITIBANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), BANK OF AMERICA, N.A., as syndication agent for the Lenders (in such capacity, the “Syndication Agent”), JPMORGAN CHASE BANK, N.A., THE ROYAL BANK OF SCOTLAND, PLC and SUNTRUST BANK, as co-documentation agents for the Lenders (in such capacity, the “Co-Documentation Agents”), and BANK OF AMERICA, N.A., as issuing bank of the Letters of Credit under the Credit Agreement referred to below (Bank of America, N.A. and any other Lender that issues a Letter of Credit under the Credit Agreement referred to below, in such capacity, an “Issuing Bank”).

WITNESSETH:

WHEREAS, the Borrower, the Lenders, the Administrative Agent, Syndication Agent, Co-Documentation Agents and Issuing Bank are parties to a certain Revolving Credit Agreement, dated as of July 8, 2005, as previously amended by Amendment No. 1 to Revolving Credit Agreement dated as of May 12, 2006 (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders and Issuing Bank have made certain financial accommodations available to the Borrower;

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement, and subject to the terms and conditions hereof, the Lenders and the Administrative Agent are willing to do so;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

1. Amendments.

(a) Section 1.1. The definition of “Commitment Termination Date” in Section 1.1 of the Credit Agreement is hereby amended by deleting the date “July 8, 2011” in clause (i) thereof and replacing such date with “July 8, 2012”.

(b) Section 6.5. Section 6.5 of the Credit Agreement is hereby amended by inserting the phrase “including captive insurance companies, or through self-insurance,” immediately after the phrase “with responsible insurance companies,” in the second line of Section 6.5.

2. Conditions to Effectiveness of this Amendment.

Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Borrower shall have no rights under this Amendment, until the Administrative Agent shall have received (i) reimbursement or payment of its costs and expenses incurred in connection with this Amendment or the Credit Agreement, and (ii) executed counterparts to this Amendment from the Borrower and the Required Lenders; provided however, the amendment set forth in Section 1(a) above shall not become effective, and the Borrower shall have no rights thereunder, until the Administrative Agent shall have received executed counterparts to this Amendment from the Borrower and all of the Lenders.

3. Representation and Warranties. To induce the Lenders and the Administrative Agent to enter into this Amendment, the Borrower hereby represents and warrants to the Lenders and the Administrative Agent as follows:

(a) Each of the Borrower and its material Subsidiaries: (i) is duly organized and existing in good standing under the laws of the jurisdiction of its organization; (ii) has all necessary organizational power and authority to own the property and assets it uses in its business and otherwise to carry on its present business; and (iii) is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified or to be in good standing, as the case may be, would not have a Material Adverse Effect.

(b) The Borrower has the organizational power and authority to execute, deliver and carry out the terms and provisions of this Amendment and has taken all necessary company action to authorize the execution, delivery and performance hereof. The Borrower has duly executed and delivered this Amendment and this Amendment constitutes the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms, subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and equitable principles.

(c) Neither the execution, delivery or performance by the Borrower of this Amendment nor compliance by it with the terms and provisions hereof, nor the consummation by it of the transactions contemplated herein, will (i) contravene in any material respect any applicable provision of any law, statute, rule or regulation, or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) conflict with or result in any breach of any term, covenant, condition or other provision of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien other than any Permitted Lien upon any of the property or assets of the Borrower or any of its Subsidiaries under, the terms of any material contractual obligation to which the Borrower or any of its Subsidiaries is a party or by which they or any of their properties or assets are bound or to which they may be subject, (iii) violate or conflict with any provision of the memorandum of association and articles of association, charter, articles or certificate of incorporation, partnership or limited liability company agreement, by-laws, or other applicable governance documents of the Borrower or any of its Subsidiaries, or (iv) require any consent or authorization of, or filing with, any governmental authority or other Person, other than any such consents, authorizations or filings which have been made or obtained.

(d) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of the date hereof.

(e) All representations and warranties set forth in the Credit Agreement are true and correct in all material respects with the same effect as though such representations and warranties have been made on and as of the date hereof, except to the extent that any such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date.

(f) Since December 31, 2006, there has occurred no event or effect that has had or could reasonably be expected to have a Material Adverse Effect.

4. Miscellaneous

(a) Effect of Amendment. Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Credit Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower to the Lenders and the Administrative Agent. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Amendment shall constitute a Credit Document for all purposes of the Credit Agreement, and each and every reference in the other Credit Documents to the Credit Agreement shall be deemed to refer to and mean the Credit Agreement as amended by this Amendment and as hereafter further amended, restated, supplemented or otherwise modified from time to time.

(b) Successors and Assigns. This Amendment shall be binding upon the Borrower, each of the Lenders, the Issuing Bank, the Administrative Agent, the Other Agents, and their respective successors and assigns, and shall inure to the benefit of the Borrower, each of the Lenders, the Issuing Bank, the Administrative Agent, the Other Agents, and their respective successors and assigns, including any subsequent holder of any Note.

(c) Counterparts. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same Amendment.

(d) Legal Fees, Other Costs and Indemnification. The Borrower, upon demand by the Administrative Agent, agrees to pay the reasonable fees and disbursements of legal counsel to the Administrative Agent in connection with the preparation and execution of this Amendment (which shall be in an amount agreed in writing by the Borrower).

(e) Governing Law. THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS, AND THE RIGHTS AND DUTIES OF THE PARTIES THERETO, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

(f) Final Agreement. This Amendment constitutes the entire understanding among the Borrower, the Lenders, the Issuing Bank, and the Administrative Agent and supersedes all earlier or contemporaneous agreements, whether written or oral, concerning the subject matter of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

TRANSOCEAN INC.,
As Borrower

By: /s/ Steve McFadin
Name: Steve McFadin
Title: Assistant Treasurer

CITIBANK, N.A.,
As Administrative Agent
and a Lender

By: /s/ Robert Halleck
Name: Robert Halleck
Title: VP

BANK OF AMERICA, N.A.,

As Syndication Agent, Issuing Bank and a Lender

By: /s/ Gabe Gomez
Name: Gabe Gomez
Title: Vice President

THE ROYAL BANK OF SCOTLAND PLC,
As a Co-Documentation Agent and a Lender

By: /s/ Matthew Main
Name: Matthew Main
Title: Managing Director

SUNTRUST BANK,

As a Co-Documentation Agent and a Lender

By: /s/ Joe McCreery
Name: Joe McCreery
Title: Director

JPMORGAN CHASE BANK, N.A.,
As a Co-Documentation Agent and a Lender

By: /s/ Dianne L. Russell
Name: Dianne L. Russell
Title: Vice President

UBS LOAN FINANCE LLC,

As a Lender

By: /s/ Irja R. Otsa
Name: Irja R. Otsa
Title: Associate Director

By: /s/ Mary E. Evans
Name: Mary E. Evans
Title: Associate Director

WELLS FARGO BANK, N.A.,

As a Lender

By: /s/ Michael G. Janak
Name: Michael G. Janak
Title: Vice President

THE BANK OF NEW YORK,
As a Lender

By: /s/ Raymond J. Palmer
Name: Raymond J. Palmer
Title: Vice President

DnB NOR BANK ASA,

As a Lender

By: /s/ Giacomo Landi
Name: Giacomo Landi
Title: First Vice President

By: /s/ Kevin O’Hara
Name: Kevin O’Hara
Title: Vice President

HSBC BANK USA,

As a Lender

By: /s/ Mercedes Ahumada
Name: Mercedes Ahumada
Title: Assistant Vice President

THE BANK OF NOVA SCOTIA,
As a Lender

By: /s/ Richard Hawthorne
Name: Richard Hawthorne
Title: Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

As a Lender

By: /s/ John McGhee
Name: John McGhee
Title: Vice President and Manager

CALYON CORPORATE AND INVESTMENT BANK
As a Lender

By: /s/ Page Dillehunt
Name: Page Dillehunt
Title: Managing Director

By: /s/ Michael Willis
Name: Michael Willis
Title: Director

WILLIAM STREET CREDIT CORPORATION,

As a Lender

By: /s/ Mark Walton
Name: Mark Walton
Title: Assistant Vice President

MORGAN STANLEY BANK,
As a Lender

By: /s/ Daniel Twenge
Name: Daniel Twenge
Title: Authorized Signatory

ING CAPITAL LLC,

As a Lender

By: /s/ Richard Ennis
Name: Richard Ennis
Title: Managing Director

CREDIT SUISSE, CAYMAN ISLANDS BRANCH,
As a Lender

By: /s/ Vanessa Gomez
Name: Vanessa Gomez
Title: Vice President

By: /s/ Karim Blasetti
Name: Karim Blasetti
Title: Vice President